UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED:  March 1, 2017

HELMERICH & PAYNE, INC.

(Exact name of registrant as specified in its charter)

State of Incorporation:  Delaware

COMMISSION FILE NUMBER  1-4221

Internal Revenue Service — Employer Identification No.  73-0679879

1437 South Boulder Avenue, Suite 1400, Tulsa, Oklahoma 74119

(Address of Principal Executive Offices)

(918)742-5531

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07                                  Submission of Matters to a Vote of Security Holders.

At our 2017 Annual Meeting of Stockholders (“2017 Annual Meeting”) 108,937,750 shares of the Company’s common stock were outstanding and entitled to vote at the meeting and 97,313,924 shares were present either in person or by proxy.

The following describes the matters considered by the Company’s stockholders at the 2017 Annual Meeting, as well as the results of the votes cast at the meeting:

1.                                      To elect as Directors the eight nominees listed below and named in the Company’s Proxy Statement for one-year terms expiring in 2018.

Nominee	For	Against	Abstain	Broker Non-Vote
Randy A. Foutch	77,402,398	11,651,510	105,728	8,154,288
Hans Helmerich	86,301,026	2,808,319	50,291	8,154,288
John W. Lindsay	88,066,860	1,042,379	50,397	8,154,288
Paula Marshall	58,372,049	30,718,113	69,474	8,154,288
Thomas A. Petrie	87,783,446	1,269,304	106,886	8,154,288
Donald F. Robillard, Jr.	87,819,742	1,239,749	100,145	8,154,288
Edward B. Rust, Jr.	82,865,676	6,237,540	56,420	8,154,288
John D. Zeglis	82,765,215	6,332,211	62,210	8,154,288

2.                                      To ratify the appointment of Ernst & Young LLP as the independent auditors for the Company for the fiscal year ending September 30, 2017.

For	Against	Abstain	Broker Non-Vote
95,068,623	1,816,836	428,465	0

3.                                      To cast an advisory vote to approve the compensation of our executives disclosed in the Company’s Proxy Statement.

For	Against	Abstain	Broker Non-Vote
85,397,364	3,069,501	692,771	8,154,288

4.                                      To cast an advisory vote on whether a stockholder advisory vote to approve executive compensation should occur every 1, 2 or 3 years.

1 Year	2 Years	3 Years	Abstain
53,743,669	896,668	20,523,833	13,930,758

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized the undersigned to sign this report on its behalf.

HELMERICH & PAYNE, INC.
(Registrant)

/s/ Jonathan M. Cinocca
Jonathan M. Cinocca
Corporate Secretary

DATE: March 2, 2017